UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CORZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, Michael Levitt resigned from his role as Chief Executive Officer (“CEO”) of Core Scientific, Inc. (the “Company”), effective as of August 2, 2023. Mr. Levitt has served as CEO of the Company and Co-Chairman of the Board of Directors (the “Board”) of the Company since January 2022, and served as Chief Executive Officer of Core Scientific Holding Co. and its subsidiaries (“Legacy Core”), from May 2021 until the acquisition of Legacy Core by Power & Digital Infrastructure Acquisition Corp. His resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. Mr. Levitt will assume the role of Executive Chairman of the Board at his current annual base salary rate of $60,000, and, during the period of his continued service on the Board, Mr. Levitt’s unvested restricted stock unit and stock option awards will remain outstanding and eligible to vest in accordance with their terms.

On August 2, 2023, Darin Feinstein informed the Board of his intention to resign from his position as Co-Chairman of the Board, effective as of August 2, 2023. Mr. Feinstein will continue to serve as a member of the Board.

On August 2, 2023, the Board appointed Adam Sullivan to serve as interim CEO, effective as of August 2, 2023, until the Board determines either to appoint Mr. Sullivan to serve in such role on a permanent basis or otherwise elects to appoint another person to serve as CEO on a permanent basis. Mr. Sullivan has served as President of the Company since May 15, 2023.

Prior to his appointment as President, Mr. Sullivan, age 32, was Managing Director and Head of Digital Assets and Infrastructure Group at XMS Capital Partners, where he oversaw over $5 billion of transactions. Mr. Sullivan joined XMS Capital Partners in 2017. Mr. Sullivan also represented Power and Digital Infrastructure Acquisition Corporation in its acquisition of Legacy Core, the Company’s predecessor, in 2021.

Mr. Sullivan has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Sullivan and any other persons pursuant to which he was selected as interim CEO. There are no related party transactions between Mr. Sullivan and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: August 7, 2023	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer